Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Simon Locke, (973) 802-7373
December 6, 2011		simon.locke@prudential.com

Prudential sells real estate brokerage and relocation unit to

Brookfield Residential Property Services

Newark, N.J.—Prudential Financial, Inc. (NYSE:PRU) today announced the sale of Prudential Real Estate and Relocation Services (PRERS), the company’s real estate brokerage and relocation services unit, to Brookfield Residential Property Services. The sale, which closed today, excludes a financing subsidiary with investments in a limited number of real estate brokerage franchisees.

Under a licensing agreement, Prudential real estate brokerage franchisees will be able to continue to use the Prudential brand based on the terms of their franchise agreements.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers meet their financial challenges through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit http://www.news.prudential.com/.

Prudential, the Prudential logo and the Rock symbol are service marks of Prudential Financial, Inc. and its related entities, registered in many jurisdictions worldwide.